Exhibit 1.1

13,500,000 Common Units

SUNCOKE ENERGY PARTNERS, L.P.

Common Units Representing Limited Partner Interests

UNDERWRITING AGREEMENT

January 17, 2013

BARCLAYS CAPITAL INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

CITIGROUP GLOBAL MARKETS INC.

CREDIT SUISSE SECURITIES (USA) LLC

J.P. MORGAN SECURITIES LLC

As Representatives of the several

    Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

SunCoke Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to sell an aggregate of 13,500,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). In addition, the Partnership proposes to grant to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”) an option to purchase up to 2,025,000 additional Common Units on the terms set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” This Agreement is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

It is understood and agreed by all parties hereto that the Partnership was recently formed to acquire a 65% interest in each of two entities indirectly owned by SunCoke Energy, Inc., a Delaware corporation (the “Sponsor”), that own cokemaking facilities and related assets in Franklin Furnace, Ohio and Middletown, Ohio, as described more particularly in the Pricing Disclosure Package, the Prospectus and the Contribution Agreement (as such terms are hereinafter defined).

It is further understood and agreed to by the parties hereto that prior to the date hereof the following transactions (the “Prior Transactions”) occurred:

(a)	Sun Coal & Coke LLC, a Delaware limited liability company (“Sun Coal & Coke”), formed SunCoke Energy Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and contributed $1,000 in exchange for all of the membership interests in the General Partner; and

(b)	The General Partner and Sun Coal & Coke formed the Partnership and contributed $20 and $980, respectively, in exchange for a 2.0% general partner interest (the “GP Interest”) and a 98.0% limited partner interest in the Partnership, respectively.

(c)	Haverhill Coke Company LLC, a Delaware limited liability company (“Haverhill Operating Company”), formed Haverhill Cogeneration Company LLC, a Delaware limited liability company (“Haverhill Cogeneration Company”), to which Haverhill Operating Company contributed certain of its energy production assets subject to energy sales agreements with third parties in exchange for all of the membership interests in Haverhill Cogeneration Company.

(d)	Middletown Coke Company, LLC, a Delaware limited liability company (“Middletown Operating Company”), formed Middletown Cogeneration Company LLC, a Delaware limited liability company (“Middletown Cogeneration Company”), to which Middletown Operating Company contributed certain of its energy production assets subject to energy sales agreements with third parties in exchange for all of the membership interests in Middletown Cogeneration Company.

It is further understood and agreed to by the parties hereto that the following transactions will occur at or prior to the closing of the offering of the Firm Units on the Initial Delivery Date (as hereinafter defined):

(a)	Sun Coal & Coke, the General Partner and the Partnership will enter into a Contribution Agreement (the “Contribution Agreement”), pursuant to which, among other things, (i) Sun Coal & Coke will convey a 65% interest in each of Haverhill Operating Company and Middletown Operating Company to the Partnership in exchange for 2,209,697 Common Units and 15,709,697 subordinated units representing limited partner interests (“Subordinated Units”) in the Partnership and (ii) the General Partner will maintain its 2.0% general partner interest and receive all of the Incentive Distribution Rights (as defined in the A&R Partnership Agreement (as defined herein));

(b)	The Partnership, as borrower, will enter into a new revolving credit facility (the “Credit Agreement”);

(c)	The Partnership will issue $150.0 million aggregate principal amount of senior notes (the “Senior Notes”) and enter into an indenture (the “Indenture”) governing the Senior Notes;

(d)

The Partnership, the General Partner and the Sponsor will enter into an omnibus agreement, which will address, among other things, (i) the Partnership Entities’ (as defined herein) rights to use certain intellectual property pursuant to a license granted by the Sponsor, (ii) certain specified indemnification obligations of the Sponsor and the Partnership, (iii) the rights and obligations of the Partnership and the Sponsor if under certain circumstances a customer’s purchase and payment obligations under certain coke sales agreements are reduced or if a customer fails to satisfy such obligations, (iii) certain business opportunities in which the Sponsor and its affiliates (other than the Partnership Entities) and the Partnership Entities will each have a preferential right over the other and (v) the Partnership’s and the Sponsor’s respective right of first offer with respect to certain assets (the “Omnibus Agreement”);

(e)	Sun Coal & Coke and the General Partner will enter into the First Amended and Restated Limited Liability Company Agreement of the General Partner (as it may be amended from time to time, the “General Partner Agreement”);

(f)	Sun Coal & Coke and the General Partner will enter into the First Amended and Restated Agreement of Limited Partnership of the Partnership (as it may be amended from time to time, the “A&R Partnership Agreement”);

(g)	The Partnership and Sun Coal & Coke will enter into the First Amended and Restated Limited Liability Company Agreement of Haverhill Operating Company (as it may be amended from time to time, the “Haverhill Operating Company Agreement”);

(h)	The Partnership and Sun Coal & Coke will enter into the First Amended and Restated Limited Liability Company Agreement of Middletown Operating Company (as it may be amended from time to time, the “Middletown Operating Company Agreement”);

(i)	Haverhill Operating Company will enter into the Amended and Restated Limited Liability Company Agreement of Haverhill Cogeneration Company (as it may be amended from time to time, the “Haverhill Cogeneration Company LLC Agreement”);

(j)	Middletown Operating Company will enter into the Amended and Restated Limited Liability Company Agreement of Middletown Cogeneration Company (as it may be amended from time to time, the “Middletown Cogeneration Company LLC Agreement”);

(k)	The public offering of the Firm Units contemplated hereby (the “Offering”) will be consummated;

(l)	The Partnership will redeem the 98% limited partner interest of Sun Coal & Coke for a cash payment of $980; and

(m)	The Partnership will (i) make a distribution to the Sponsor of $23.4 million to effectively reimburse the Sponsor for capital expenditures, (ii) repay $225.0 million of term loan debt assumed from the Sponsor, (iii) pay the expenses of the Offering, as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, and (iv) retain approximately $67.0 million for identified environmental capital expenditures, approximately $12.4 million to pay sales discounts and $49.3 million to replenish the Partnership’s working capital.

The transactions contemplated in subsections (a) through (m) above are referred to herein as the “Transactions.” The Contribution Agreement, Credit Agreement, Indenture and Omnibus Agreement are collectively referred to herein as the “Transaction Documents.” The Partnership, the General Partner, Sun Coal & Coke and the Sponsor are collectively called the “Partnership Parties.” Haverhill Operating Company, Middletown Operating Company, Haverhill Cogeneration Company and Middletown Cogeneration Company are collectively called the “Operating Subsidiaries.” The Partnership, the General Partner and the Operating Subsidiaries are collectively called the “Partnership Entities.” The Partnership Parties and the Operating Subsidiaries are collectively called the “SunCoke Entities.”

The “Organizational Agreements” shall mean the General Partner Agreement, the A&R Partnership Agreement, the Haverhill Operating Company Agreement, the Middletown Operating Agreement, the Haverhill Cogeneration Company LLC Agreement and the Middletown Cogeneration Company LLC Agreement. The Organizational Agreements and the Transaction Documents are collectively called the “Operative Agreements.”

1. Representations, Warranties and Agreements of the Partnership Parties. The Partnership Parties represent, warrant and agree that:

(a) A registration statement on Form S-1 (File No. 333-183162) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means 4:15 p.m. (New York City time) on January 17, 2013;

(ii) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule II hereto and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date;

(viii) “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act; and

(ix) “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference herein to the term “Registration Statement” shall be deemed to include the abbreviated registration statement to register additional Common Units under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b) The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 4), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e) The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g) No Issuer Free Writing Prospectus listed in Schedule III hereto, when considered together with the Pricing Disclosure Package as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any such Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e). The information included in each Issuer Free Writing Prospectus listed in Schedule III hereto does not conflict with the information contained in the Registration Statement or the most recent Preliminary Prospectus or to be contained in the Prospectus.

(h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(i) Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distribution and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(j) Each of the SunCoke Entities has been duly organized, is validly existing and in good standing as a limited partnership, limited liability company or corporation under the laws of its jurisdiction of organization as set forth on Schedule V. Each of the Partnership Entities is duly qualified to do business and in good standing as a foreign limited partnership or limited liability company in each jurisdiction (as set forth on Schedule V) in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, (i) reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, partners’ or members’ equity, as applicable, properties, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”); (ii) materially impair the ability of any of the Partnership Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements; or (iii) subject the limited partners of the Partnership to any material liability or disability. Each of the SunCoke Entities has all power and authority necessary to enter into and perform its obligations under the Operative Agreements to which it is a party and to own or hold their properties and to conduct the businesses in which they are engaged. The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule VI hereto.

(k) The General Partner has, and at each Delivery Date will have, full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement and the most recent Preliminary Prospectus.

(l) The Sponsor owns 100% of the outstanding limited liability company interests (“Membership Interests”) in Sun Coal & Coke; such Membership Interests are duly authorized and validly issued in accordance with the Limited Liability Company Agreement of Sun Coal & Coke (the “Sun Coal & Coke Agreement”) and are fully paid (to the extent required under the Sun Coal & Coke Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)).

(m) Sun Coal & Coke owns 100% of the Membership Interests in the General Partner; such Membership Interests are duly authorized and validly issued in accordance with the General Partner Agreement and are fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act).

(n) The General Partner is, and at each applicable Delivery Date, will be the sole general partner of the Partnership, with a 2.0% general partner interest (the “GP Interest”) in the Partnership; such GP Interest has been duly authorized and validly issued in accordance with the A&R Partnership Agreement; and the General Partner owns such GP Interest free and clear of all Liens, except for Liens described in the Registration Statement and the most recent Preliminary Prospectus.

(o) At each applicable Delivery Date, after giving effect to the Closing Transactions, the General Partner will own all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the A&R Partnership Agreement and will be fully paid (to the extent required under the A&R Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner will own such Incentive Distribution Rights free and clear of all Liens.

(p) At each applicable Delivery Date, after giving effect to the Transactions, Sun Coal & Coke will own 2,209,697 Common Units and 15,709,697 Subordinated Units (together, the “Sponsor Units”), such Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the A&R Partnership Agreement and will be fully paid (to the extent required under the A&R Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607, and 17-804 of the Delaware LP Act); and the Sponsor will own such Sponsor Units free and clear of all Liens.

(q) At each applicable Delivery Date, the Units to be sold by the Partnership and the limited partner interests represented thereby will have been duly authorized in accordance with the A&R Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the A&R Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued or outstanding at each applicable Delivery Date.

(r) Other than the Partnership and the subsidiaries listed on Schedule VI hereto, the General Partner does not own, and at each applicable Delivery Date, after giving effect to the Transactions, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(s) After giving effect to the Transactions, other than the Partnership’s ownership, directly or indirectly, of (i) 65% of the limited liability company interests in each of Haverhill Operating Company and Middletown Operating Company, (ii) the ownership by Haverhill Operating Company and Middletown Operating Company of 100% of the limited liability company interests in each of Haverhill Cogeneration Operating Company and Middletown Cogeneration Operating Company, respectively, and (iii) 100% of the common stock of SunCoke Energy Partners Finance Corp., the Partnership does not own, and at any Delivery Date will not, directly or indirectly, own any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(t) The Units, when issued and delivered in accordance with the terms of the A&R Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the A&R Partnership Agreement and the Contribution Agreement, will conform in all material respects to the description thereof contained in the Registration Statement and the Pricing Disclosure Package and to be contained in the Prospectus.

(u) There are no profits interests or other equity interests, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Agreement of any such Partnership Entity, the certificates of limited partnership or formation or any other organizational documents of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(v) At the Initial Delivery Date, after giving effect to the Transactions, the issued and outstanding partnership interests of the Partnership will consist of 2,209,697 Common Units, 15,709,697 Subordinated Units, the GP Interest and the Incentive Distribution Rights.

(w) Each of the Partnership Parties has all requisite limited partnership, limited liability company or corporate power and authority to execute, deliver and perform its obligations under this Agreement. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the A&R Partnership Agreement, the Registration Statement and the most recent Preliminary Prospectus; and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. At each Delivery Date, all limited partnership, limited liability company or corporate action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective unitholders, members, partners or stockholders for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements and the consummation of the Transactions and any other transactions contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

(x) This Agreement has been duly and validly authorized, executed and delivered by each of the Partnership Parties.

(y) At each applicable Delivery Date:

(i) each of the Transaction Documents will have been duly authorized, executed and delivered by the SunCoke Entities party thereto and will be a valid and legally binding agreement of such SunCoke Entities, enforceable against such SunCoke Entities in accordance with its terms;

(ii) the A&R Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and Sun Coal & Coke and will be a valid and legally binding agreement of the General Partner and Sun Coal & Coke, enforceable against the General Partner and Sun Coal & Coke in accordance with its terms; and

(iii) the limited liability company agreements of each of the Operating Subsidiaries will have been duly authorized, executed and delivered by the members thereof and will be valid and legally binding agreements of the members thereof, enforceable against the members thereof in accordance with their respective terms;

provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(z) The Contribution Agreement is legally sufficient to transfer or convey, directly or indirectly, 65% of the equity interests in each of Haverhill Operating Company and Middletown Operating Company to the Partnership, as described in the Registration Statement and the most recent Preliminary Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Agreement and described in the Registration Statement and the most recent Preliminary Prospectus. Upon execution and delivery of the Contribution Agreement, the Partnership Entities will succeed in all material respects to the business, assets, properties, liabilities and operations reflected in the financial statements of the Partnership included in the Registration Statement and the most recent Preliminary Prospectus.

(aa) The issue and sale of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the SunCoke Entities party hereto and thereto, the consummation of the transactions contemplated hereby and by the Operative Agreements and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the SunCoke Entities, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any SunCoke Entity is a party or by which any Partnership Entity is bound or to which any of the Partnership or assets of the Partnership Entities are subject; (ii) result in any violation of the provisions of the Organizational Agreements; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their properties or assets.

(bb) No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the SunCoke Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale of the Units as described in the Registration Statement and the most recent Preliminary Prospectus; (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the SunCoke Entities party hereto and thereto; (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements; or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except (A) for registration of the Units under the Securities Act and consents required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable state securities or “Blue Sky” laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Units by the Underwriters; (B) for such consents that have been, or prior to the Initial Delivery Date will be, obtained or made; (C) for such consents that, if not obtained, have not and would not materially impair the ability of any of the SunCoke Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements; and (D) as described in the Registration Statement and the most recent Preliminary Prospectus.

(cc) The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement and the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary historical financial and operating data included under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) and the selected historical financial and operating data set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” included in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures contained in the Registration Statement and the most recent Preliminary Prospectus has been derived from the accounting records of the Partnership Entities or their predecessors for accounting purposes, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the most recent Preliminary Prospectus that are not so included as required and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) or the most recent Preliminary Prospectus.

(dd) The pro forma financial statements included in the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the most recent Preliminary Prospectus. The pro forma financial statements included in the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act.

(ee) Ernst & Young LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries and its predecessor for accounting purposes, whose reports appear in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 7(g) hereof, are independent public accountants as required by the Securities Act and the Public Company Accounting Oversight Board.

(ff) The Partnership Entities maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Partnership and its predecessor for accounting purposes in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (iii) access to the assets of the Partnership and its predecessor for accounting purposes is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the assets of the Partnership and its predecessor for accounting purposes is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP, there were no material weaknesses in the internal controls of any Partnership Entity.

(gg) (i) The SunCoke Entities maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that information that will be required to be disclosed by the Partnership is accumulated and communicated to management of the Partnership, including the principal executive officer and principal financial officer of the General Partner, as appropriate, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(hh) Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP, (i) the Partnership has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Partnership Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls; and (B) any fraud, whether or not material, that involves management or other employees of any Partnership Entity who have a significant role in the internal controls of the Partnership Entities; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ii) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” set forth in the most recent Preliminary Prospectus accurately and fully describes (i) the accounting policies that the Partnership believes are the most important in the portrayal of the Partnership’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(jj) There is and has been no failure on the part of the Partnership or any of the General Partner’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated in connection therewith or the rules of the New York Stock Exchange that are effective and applicable to the Partnership.

(kk) Except as described in the most recent Preliminary Prospectus, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, no Partnership Entity has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (ii) issued or granted any securities; (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business; (iv) entered into any material transaction not in the ordinary course of business; or (v) made any distribution, and since such date, there has not been any change in the partnership or limited liability company interests, as applicable, or long-term debt of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ or members’ equity, as applicable, properties, management, business or prospects of the Partnership Entities taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll) Each of the Partnership Entities has good and marketable title to all real property, and good and marketable title to all personal property, in each case owned by it, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the most recent Preliminary Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by any of the Partnership Entities. All assets held under lease by each of the Partnership Entities are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by any of the Partnership Entities.

(mm) Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the most recent Preliminary Prospectus. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect or except as described in the most recent Preliminary Prospectus. None of the Partnership Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(nn) Each of the Partnership Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(oo) Except as described in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of the Partnership Entities is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement, the Operative Agreements or to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements; and to the Partnership Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(pp) There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. The Partnership Parties have no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(qq) The statements made in the most recent Preliminary Prospectus under the captions “Description of the Common Units,” and “Material U.S. Federal Income Tax Consequences,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, descriptions of the Common Units, Subordinated Units and Incentive Distribution Rights, summaries of provisions of the Operative Agreements or any other instruments, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(rr) The Partnership Entities carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Partnership Entities are in full force and effect; the Partnership Entities are in compliance with the terms of such policies in all material respects; and neither the Partnership nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(ss) No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and the directors, officers, equity holders, customers or suppliers of any of the Partnership Entities, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the officers, directors or managers of any Partnership Entity or their respective family members.

(tt) No labor disturbance by or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership Entities, is imminent that could reasonably be expected to have a Material Adverse Effect.

(uu) None of the Partnership Entities (i) are in violation of their Organizational Agreements; (ii) are in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which they are a party or by which they are bound or to which any of their properties or assets are subject; or (iii) are in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over them or their property or assets or have failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of their property or to the conduct of their business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vv) (i) The Partnership Entities (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, permits, decrees and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), and all past noncompliance with Environmental Laws has been settled and resolved without future obligation, (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) have not received written notice and otherwise do not have knowledge of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Partnership Entities, except, in the case of each of (i) and (ii) above, as described in the most recent Preliminary Prospectus or for any such failure to comply, or failure to receive required permits, licenses or approvals, notices of liability or cost or liability, as, individually or in the aggregate, would not have a Material Adverse Effect; and (iii) except as described in the most recent Preliminary Prospectus, (x) there are no proceedings that are pending against any of the Partnership Entities under any Environmental Laws, other than such proceedings that, individually or in the aggregate, would not have a Material Adverse Effect, and (y) the Partnership Entities are not aware of any issues regarding compliance with Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that, individually or in the aggregate, would not have a Material Adverse Effect.

(ww) (i) The Partnership Entities have filed all federal income tax returns and all other federal, state, local and foreign tax returns required to be filed prior to the date hereof, (ii) the Partnership Entities have paid all federal, state, local and foreign taxes shown as due on such tax return and required to be paid prior to the date hereof; and (iii) there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Partnership Entities or any of their respective properties or assets, in each of cases (i), (ii) and (iii), except as, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect.

(xx) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has in all material respects been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no material “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code), has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that could reasonably be expected to result in any material loss; (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur; and (C) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code has received a determination letter, or its equivalent, from the Internal Revenue Service and nothing since the receipt of such letter has occurred that could reasonably be expected to result in a loss of the Plan’s qualified status, and the period for applying for a determination letter has not lapsed.

(yy) The statistical and market-related data included in the most recent Preliminary Prospectus and the consolidated financial statements of the Partnership and its predecessor for accounting purposes in the most recent Preliminary Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable in all material respects.

(zz) Neither the Partnership nor any of its subsidiaries is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder; or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(aaa) Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the SunCoke Entities and any person granting such person the right to require the SunCoke Entities to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require the SunCoke Entities to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Securities Act.

(bbb) Except as described in the most recent Preliminary Prospectus, none of the SunCoke Entities are a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(ccc) The sale and issuance of the Sponsor Units to Sun Coal & Coke and the Incentive Distribution Rights and the GP Interest to the General Partner are exempt from the registration requirements of the Securities Act and securities laws of any state having jurisdiction with respect thereto, and none of the SunCoke Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(ddd) The Partnership and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(eee) The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on, the New York Stock Exchange.

(fff) The Partnership has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 5(a)(vi) and, in connection with the Directed Unit Program described in Section 3, the enrollment materials prepared by Credit Suisse Securities (USA) LLC on behalf of the Partnership.

(ggg) None of the Partnership Entities are in violation of or have received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(hhh) None of the Partnership Entities, nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any Partnership Entity, has (i) used any of its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from its funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(iii) The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Entities, threatened.

(jjj) None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of any Partnership Entity is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kkk) None of the Operating Subsidiaries is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distributions on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except for any prohibitions arising under or in connection with the Credit Agreement, Indenture or as described in the Registration Statement and the most recent Preliminary Prospectus.

(lll) None of the Directed Units distributed in connection with the Directed Unit Program (each as defined in Section 3) will be offered or sold outside of the United States.

(mmm) The Partnership has not offered, or caused Credit Suisse Securities (USA) LLC to offer, Units to any person pursuant to the Directed Unit Program (as defined in Section 3) with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership to alter the customer’s or supplier’s level or type of business with the Partnership or (ii) a trade journalist or publication to write or publish favorable information about the Partnership, its business or its products.

(nnn) From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which any of the Partnership Entities engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(ooo) The Partnership (i) has not engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Partnership has not distributed any Written Testing-the-Waters Communications.

Any certificate signed by any officer of the SunCoke Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the SunCoke Parties, as to matters covered thereby, to each Underwriter.

2. Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 13,500,000 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Common Units, as the Representatives may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to 2,025,000 additional Option Units. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in

Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Common Units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for both the Firm Units and any Option Units is $17.86 per unit.

The Partnership is not obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

It is understood that approximately 675,000 of the Firm Units (the “Directed Units”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of FINRA to directors and executive officers of the General Partner and certain other employees of the Sponsor (collectively, the “Directed Unit Participants”) who have heretofore delivered to Credit Suisse Securities (USA) LLC offers or indications of interest to purchase Firm Units in form satisfactory to Credit Suisse Securities (USA) LLC (such program, the “Directed Unit Program”) and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by Credit Suisse Securities (USA) LLC from the Partnership; provided that under no circumstances will Credit Suisse Securities (USA) LLC or any Underwriter be liable to the Partnership or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any participant in the Directed Unit Program by 8:30 A.M., New York City time, on the first business day following the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

The Partnership agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.

4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of the Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that the date and time when the Option Units are to be delivered shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised; provided further, however, that if the option is exercised prior to the Initial Delivery Date, the date and time when the Option Units are to be delivered shall be the Initial Delivery Date. Each date and time the Option Units are delivered is sometimes referred to as an “Option Units Delivery Date,” and the Initial Delivery Date and any Option Units Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. On the Option Units Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Further Agreements of the Partnership Parties and the Underwriters.

(a) Each of the Partnership Parties, jointly and severally, covenants and agrees to cause the Partnership:

(i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per unit earnings); (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; (C) each Issuer Free Writing Prospectus; and (D) any Written Testing-the-Waters Communication; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission.

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement, or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(vi) Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158).

(ix) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify; (B) file a general consent to service of process in any such jurisdiction; or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than the Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof, provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(x) for the remaining term of the Lock-Up Period), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof); (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise; (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than a registration statement on Form S-8); or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, and to cause each officer, director and unitholder of the Partnership set forth on Schedule IV hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(xi) If Barclays Capital Inc., in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-Up Agreement for Sun Coal & Coke or an officer or director of the General Partner and provides the Partnership with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Partnership agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit B hereto, and containing such other information as Barclays Capital Inc. may require with respect to the circumstances of the release or waiver and/or the identity of the officer(s) and/or director(s) with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver.

(xii) To apply the net proceeds from the sale of the Units being sold by the Partnership substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xiii) If the Partnership elects to rely upon Rule 462(b) under the Securities Act, the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xiv) In connection with the Directed Unit Program, to ensure that the Directed Units will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Common Units by the Partnership are restricted pursuant to Section 5(a)(x), and Credit Suisse Securities (USA) LLC will notify the Partnership as to which Directed Unit Participants will need to be so restricted. At the request of Credit Suisse Securities (USA) LLC, the Partnership will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time as is consistent with Section 5(a)(x).

(xv) The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Units within the meaning of the Securities Act; and (B) completion of the Lock-up Period.

(xvi) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(xvii) The Partnership and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(xviii) The Partnership will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus; and (ii) “issuer information”, as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by FINRA of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $10,000); (f) the listing of the Units on the New York Stock Exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (i) the offer and sale of shares of the Units by the Underwriters in connection with the Directed Unit Program, including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Unit Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; (j) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Partnership and one-half of the cost of any aircraft chartered in connection with the road show; and (k) all other costs and expenses incident to the performance of the obligations of the Partnership Parties under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Partnership has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which such statements were made) not misleading.

(c) All limited partnership, limited liability company and corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Prospectus, any Written Testing-the-Waters Communication and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the Transactions (and any other transactions) contemplated by this Agreement and the Operative Agreements) shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Vinson & Elkins L.L.P. shall have furnished to the Representatives its written opinion, as counsel to the Partnership Parties, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C-1.

(e) Denise R. Cade shall have furnished to the Representatives her written opinion, as general counsel to the General Partner, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C-2.

(f) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission; and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission; (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter; and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i) Each Partnership Party shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Chief Executive Officer and the Chief Financial Officer of such Partnership Party as to such matters as the Representatives may reasonably request, including, without limitation, a statement that:

(i) The representations, warranties and agreements of such Partnership Party in Section 1 are true and correct on and as of such Delivery Date, and that such Partnership Party has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) They have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date; (2) the Prospectus, as of its date and on the applicable Delivery Date; and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading; and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(j) The Representatives shall have received certificates, dated the date hereof and as of the Closing Date, of the Chief Financial Officer of the General Partner substantially in the form of Exhibit D hereto.

(k) Except as described in the most recent Preliminary Prospectus, (i) none of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; or (ii) since such date there shall not have been any change in the equity interests or long-term debt of any of the Partnership and its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, partners’ or members’ equity, as applicable, properties, management, business or prospects of the Partnership and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act); and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities.

(m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n) The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(o) FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Units.

(p) The Lock-Up Agreements between the Representatives and the officers and directors of the General Partner and the unitholders of the Partnership set forth on Schedule IV, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(q) The Partnership Entities shall have furnished to the Representatives evidence reasonably satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Date, including the concurrent closing of the Credit Agreement and the closing of the Senior Notes on or prior to the Closing Date, in each case as described in the Pricing Disclosure Package and the Prospectus without material modification, change or waiver, except for such material modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and Prospectus.

(r) On or prior to each Delivery Date, the Partnership shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Partnership Parties hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees, selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto; (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto; (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter; (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing or the offering of the Units, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication (“Marketing Materials”); (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”); or (F) any Testing-the-Waters Communication or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to any Underwriter or to any affiliate, director, officer, employee, selling agent or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Partnership Party, its directors, officers and employees, and each person, if any, who controls such Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such Partnership Party or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application; or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership Parties or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees, agents and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership Parties, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Partnership Parties acknowledge and agree that the statements regarding delivery of the Common Units by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraphs relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership Parties by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

(f) The Partnership shall indemnify and hold harmless the Credit Suisse Securities (USA) LLC (including their affiliates, directors, officers and employees) and each person, if any, who controls Credit Suisse Securities (USA) LLC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (“Credit Suisse Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Credit Suisse Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Partnership for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase, or (iii) is otherwise related to the Directed Unit Program; provided that the Partnership shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Credit Suisse Entities. The Partnership shall reimburse the Credit Suisse Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

9. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of all Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all the Units, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Partnership Parties, except that the Partnership Parties will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of this Section 9 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(j), 7(k) and 7(l) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If the purchase of the Units by the Underwriters is not consummated for any reason other than (a) any event specified in Section 7(m) (other than by reason of trading in any securities of the Partnership on any exchange being suspended or materially limited), or (b) because of the termination of this Agreement pursuant to Section 9, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by such Underwriters’ investment banking divisions. The Partnership Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. The Partnership Parties acknowledge and agree that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties. The Partnership Parties hereby waive any claims that the Partnership Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 and (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Syndicate Desk (Fax: 212-622-8358); and

(b) if to any of the Partnership Parties, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: General Counsel (Fax: 630-824-1001).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. on behalf of the Representatives.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18. Governing Law. This Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

19. Waiver of Jury Trial. The Partnership Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SUNCOKE ENERGY PARTNERS, L.P.

By:	SunCoke Energy Partners GP LLC,
its general partner

By:	/s/ Mark E. Newman
Name: Mark E. Newman
Title: Senior Vice President and Chief Financial Officer

SUNCOKE ENERGY PARTNERS GP LLC

By:	/s/ Mark E. Newman
Name: Mark E. Newman
Title: Senior Vice President and Chief Financial Officer

SUN COAL & COKE LLC

By:	/s/ Mark E. Newman
Name: Mark E. Newman
Title: Treasurer and Chief Financial Officer

SUNCOKE ENERGY, INC.

By:	/s/ Mark E. Newman
Name: Mark E. Newman
Title: Senior Vice President and Chief Financial Officer

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

Accepted:

BARCLAYS CAPITAL INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

CITIGROUP GLOBAL MARKETS INC.

CREDIT SUISSE SECURITIES (USA) LLC

J.P. MORGAN SECURITIES LLC

For themselves and as Representatives

of the several Underwriters named

in Schedule I hereto

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Authorized Representative

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Mitchell Theis
Name: Mitchell Theis
Title: Authorized Representative

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brennan Smith
Name: Brennan Smith
Title: Authorized Representative

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Robert Santangelo
Name: Robert Santangelo
Title: Authorized Representative

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Birdsey
Name: Robert Birdsey
Title: Authorized Representative

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

SCHEDULE I

Underwriters	Number of Firm Units
Barclays Capital Inc.	2,295,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,295,000
Citigroup Global Markets Inc.	2,295,000
Credit Suisse Securities (USA) LLC	1,350,000
J.P. Morgan Securities LLC	1,215,000
Evercore Group L.L.C.	1,012,500
Goldman, Sachs & Co.	1,012,500
RBC Capital Markets, LLC	1,012,500
UBS Securities LLC	1,012,500

Total	13,500,000

SCHEDULE II

ORALLY CONVEYED PRICING INFORMATION

1. Public offering price—$19.00 per Unit

2. Number of units offered—13,500,000 Common Units and an option to purchase up to an aggregate of 2,025,000 additional Common Units

SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES

None.

SCHEDULE IV

PERSONS DELIVERING LOCK-UP AGREEMENTS

Sun Coal & Coke LLC

Frederick A. Henderson

Michael J. Thomson

Denise R. Cade

Mark E. Newman

Fay West

SCHEDULE V

LIST OF JURISDICTIONS OF FOREIGN QUALIFICATION

Entity	Jurisdiction of Organization	Foreign Qualifications
SunCoke Energy Partners, L.P.	Delaware	N/A
SunCoke Energy Partners GP LLC	Delaware	N/A
Haverhill Coke Company LLC	Delaware	Ohio
Middletown Coke Company, LLC	Delaware	Ohio
Haverhill Cogeneration Company LLC	Delaware	Ohio
Middletown Cogeneration Company LLC	Delaware	Ohio
Sun Coal & Coke LLC	Delaware	N/A
SunCoke Energy, Inc.	Delaware	N/A

SCHEDULE VI

SUBSIDIARIES

Haverhill Coke Company LLC

Middletown Coke Company, LLC

Haverhill Cogeneration Company LLC

Middletown Cogeneration Company LLC

SunCoke Energy Partners Finance Corp.

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

CITIGROUP GLOBAL MARKETS INC.

CREDIT SUISSE SECURITIES (USA) LLC

J.P. MORGAN SECURITIES LLC

As Representatives of the several

    Underwriters named in Schedule I,

c/o Barclays Capital Inc.

745 Seventh Avenue New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units representing limited partner interests (the “Units”) of SunCoke Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Units (including, without limitation, Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Units, except for transfers of Units (i) to an affiliate or (ii) as a bona fide gift (provided that, in the case of any such transfer contemplated in clauses (i) or (ii), (A) the transferee or donee shall execute and deliver a lock-up letter agreement substantially in the form of this Lock-up Letter Agreement and (B) no filing or public announcement under the Securities Exchange Act of 1934, as amended, or otherwise, reporting a reduction in beneficial ownership of Units shall be required or voluntarily made during the Lock-Up Period (as defined below), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Units or securities convertible into or exercisable or exchangeable for Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

Exhibit A-1

If the undersigned is an officer or director of the general partner of the Partnership, (i) Barclays Capital Inc. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Units, Barclays Capital Inc. will notify the Partnership of the impending release or waiver, and (ii) the Partnership has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Barclays Capital Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

[Signature page follows]

Exhibit A-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-3

EXHIBIT B

FORM OF PRESS RELEASE

SunCoke Energy Partners, L.P.

[Insert date]

SunCoke Energy Partners, L.P. (the “Partnership”) announced today that Barclays Capital Inc., the lead book-running manager in the Partnership’s recent public sale of 13,500,000 Common Units is [waiving] [releasing] a lock-up restriction with respect to [•] of the Partnership’s Common Units held by [certain officers or directors] [an officer or director]1 of the Partnership.2 The [waiver] [release] will take effect on [insert date], and the Common Units may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

[1]	If Barclays Capital Inc. so requests in writing (either in or accompanying the notice to the Partnership about the impending release or waiver), the Partnership will include in the press release such other information as Barclays Capital Inc. may require regarding the circumstances of the release or waiver and/or the identity of the officer(s) or director(s) with respect to which the release or waiver applies
[2]	Depending on the circumstances, Barclays Capital Inc. may wish to consider whether it may be appropriate to include the names of the specific officers/directors for which a waiver or release has been granted.

Exhibit B-1

EXHIBIT C-1

FORM OF OPINION OF VINSON & ELKINS L.L.P.

Exhibit C-1-1

EXHIBIT C-2

FORM OF OPINION OF DENISE R. CADE

Exhibit C-2-1

EXHIBIT D

FORM OF CHIEF FINANCIAL OFFICER CERTIFICATE

Exhibit D-1